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                                                                     EXHIBIT 2.8

                                                                       EXHIBIT D
                                                             TO MERGER AGREEMENT


                              GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (this "Guarantee") is made and entered into as of ___________, 1997 by and between AEGON USA, INC. (the "Guarantor"), a Delaware corporation and wholly owned subsidiary of AEGON N.V., a company formed under the laws of The Netherlands ("Merger Partner"), PROVIDIAN CORPORATION, a Delaware corporation ("Company"), and PROVIDIAN BANCORP, INC., a Delaware corporation and wholly owned subsidiary of Company ("Spinco").

     WHEREAS, Merger Partner, Company and LT Merger Corp., a Delaware corporation and wholly owned subsidiary of Merger Partner ("Sub"), have entered into a Plan and Agreement of Merger and Reorganization dated December 28, 1996 (the "Merger Agreement"), which provides for the merger of Sub into Company with the result that Company will survive as a wholly owned subsidiary of Merger Partner;

     WHEREAS, Company and Spinco have entered into an Agreement and Plan of Distribution, dated December 28, 1996 (the "Distribution Agreement") in connection with the spin-off of Spinco by Company immediately prior to the Merger; and

     WHEREAS, as an inducement to Spinco and Company to enter into the Distribution Agreement and to Company to enter into the Merger Agreement, Guarantor has agreed to enter into this Guarantee;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. The Guarantor hereby unconditionally and irrevocably guarantees to Spinco and to the other Protected Parties (as defined below) (a) the due, punctual and full payment by Company of all amounts payable by Company under the Distribution Agreement and the Other Agreements (as defined in the Distribution Agreement) and under Sections 6.14 and 6.16 of the Merger Agreement as and when the same shall become due and payable in accordance with the terms thereof and
(b) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of Company contained in the Distribution Agreement and the Other Agreements and under Sections 6.14 and 6.16 of the Merger Agreement in accordance with the terms thereof; provided, however, that, notwithstanding the foregoing, the aggregate amount required to be paid by the Guarantor as a result of its liabilities and obligations under this Agreement shall not exceed [insert at the Closing: the amount in U.S. dollars equal to the shareholders' equity of Company, determined in accordance with generally accepted accounting principles, as of the latest quarter ended prior to the Closing, adjusted to give effect to the spin-off of Spinco by the Company on the Distribution Date]. As used in this Agreement, the term "Protected Parties"
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shall mean Spinco and each person who is entitled to the benefits of Section
6.14 or Section 6.16 of the Merger Agreement.

     2. This guarantee is a guarantee of payment, performance and compliance when due, and is in no way conditional or contingent upon any attempt to collect from Company or upon any other event, contingency or circumstance whatsoever (other than the condition that Company fail to pay or perform its obligations when due or when required to be performed).

     3. The covenants and agreements of the Guarantor set forth in this Guarantee and the Guarantor's obligations under this Agreement shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim that the Guarantor or any other person or entity have against Company or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof). Subject to the proviso to the first sentence of Section 1 of this Agreement, the obligations of the Guarantor set forth in this Guarantee constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all of the Guarantor's assets and properties, notwithstanding any provision in any agreement limiting the liability of any other person or entity.

     4. The Guarantor hereby waives notice of, and consents to, any change in the time, manner or place of payment or performance, and any other amendment or waiver, or any consent to departure or other indulgence, from time to time granted to Company by Spinco or any other Protected Party with respect to the matters guaranteed hereunder, and the Guarantor hereby waives notice of nonperformance or nonpayment, and, except as provided herein, all other notices and demands whatsoever and any requirement that Spinco or any other Protected Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right.

     5. No amendment or waiver of any provision of this Guarantee nor any consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the party or parties against whom such amendment or waiver is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party to exercise or delay in exercising any right hereunder shall operate as a waiver of any of, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of, any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     6. The Guarantor represents and warrants to Spinco and to the other Protected Parties as follows:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. The Guarantor is duly qualified to do business in each

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jurisdiction in which the ownership of properties by the Guarantor and the business and activities of the Guarantor require such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, business or results of operation of the Guarantor or on the ability of the Guarantor to perform its obligations under this Guarantee;

          (b) The Guarantor has full power, authority and legal right to own its properties and to carry on its business as now conducted and is duly authorized and empowered to execute, deliver and perform its obligations under this Guarantee; and

          (c) This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding instrument, enforceable against the Guarantor in accordance with its terms, subject in the case of the enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally.

     7. This Guarantee is a continuing guarantee and shall remain in full force and effect until payment in full of the obligations and all other amounts payable under this Guarantee, and shall (a) be binding upon the Guarantor, its successors and assigns, and (b) inure to the benefit of and be enforceable by
(i) any successors of Spinco or any transferee of all or substantially all of the assets of Spinco, and (ii) any successors, heirs, executors or beneficiaries of any of the other Protected Parties.

     8. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition on unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. This Guarantee shall be governed, construed, applied and enforced in accordance with the laws of the State of Delaware, and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of Delaware.

     10. This Agreement is not intended to confer upon any person other than the parties hereto and the other Protected Parties any rights or remedies hereunder.

     11. This Guarantee may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Guarantee shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantee to be executed on its behalf by its duly authorized officer.


                                       AEGON USA, INC.


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       PROVIDIAN CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       PROVIDIAN BANCORP, INC.


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

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